Stillwater Mining Operations Back to Normal

BILLINGS, MT -- (Marketwire - May 31, 2011) - Stillwater Mining Company (NYSE: SWC) announced today that the weather and other mechanical issues described in last Wednesday's press release have now been resolved and operations have returned to normal at the Company's two operating mines in Montana.

On May 25, 2011, Stillwater issued a precautionary statement indicating that day shift operations at its Stillwater and East Boulder mines had been cancelled that day due to heavy road and highway flooding. These conditions posed no direct threat to the mines themselves, but the closure recognized the risk our employees faced in getting to and from work safely.

Additionally, as we reported previously, even prior to the flood conditions, the East Boulder Mine was in the process of changing out one of its two main ventilation fans due to a motor failure. East Boulder Mine production initially was placed on hold during the fan change out and then was brought back on line in stages as adequate ventilation capacity became available. The East Boulder concentrator was largely unaffected by these events and has continued to operate on its normal schedule.

The Company has assessed the effect of these issues on its second-quarter production outlook and estimates their overall impact will be negligible. At the Stillwater Mine, river levels along the access roads generally crested during the day on Wednesday, May 25th and although the rivers remain unusually high, since Wednesday evening crews have been able to travel safely to and from the operation. Consequently, only one shift of production was lost at the Stillwater Mine, which typically would amount to between 500 and 600 ounces of lost production. Prior to these events, second-quarter production at the Stillwater Mine was running well ahead of plan and May production there still is likely to finish at or ahead of budget.

At the East Boulder Mine, the ventilation fan issues proved more complicated and time-consuming to correct than initially expected. As a result, mine production ran at less than full capacity for most of the past week. However, prior to the fan outage and weather issues, the ore stockpile at the concentrator was higher than normal, which has allowed the East Boulder concentrator to continue running on a normal schedule despite the reduced mine output. So East Boulder Mine's ounce production in May also is likely to be close to plan.

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2010 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Mike Beckstead
(406) 373-8971